Exhibit 21.1
Form 10-K for Fiscal Year Ended September 30, 2008
Subsidiaries of EZCORP, Inc.

1.	EZPAWN Alabama, Inc.
2.	EZPAWN Arkansas, Inc.
3.	EZPAWN Colorado, Inc.
4.	EZPAWN Florida, Inc.
5.	EZPAWN Indiana, Inc.
6.	EZPAWN Louisiana, Inc.
7.	EZPAWN Nevada, Inc.
8.	EZPAWN Oklahoma, Inc.
9.	EZPAWN Tennessee, Inc.
10.	EZPAWN Holdings, Inc. (1)
11.	Texas EZPAWN Management, Inc. (1)
12.	EZMONEY Management, Inc. (2) (4)
13.	EZMONEY Holdings, Inc. (3) (4) (5)
14.	Payday Loan Management, Inc. (5)
15.	EZMONEY Alabama, Inc.
16.	EZMONEY Colorado, Inc.
17.	EZMONEY Idaho, Inc.
18.	EZMONEY Kansas, Inc.
19.	EZMONEY Missouri, Inc.
20.	EZMONEY Nebraska, Inc.
21.	EZMONEY South Dakota, Inc.
22.	EZMONEY Utah, Inc.
23.	EZMONEY Wisconsin, Inc.
24.	EZCORP International, Inc.
25.	EZPAWN México Ltd., Inc.
26.	EZPAWN Mexico Holdings, Inc.
27.	EZPAWN Management Mexico, SRL de CV (Ltd., Inc)
28.	EZPAWN Services Mexico, SRL de CV (Holdings)
29.	EZMONEY Canada Holdings, Inc.
30.	EZMONEY Canada, Inc.
31.	EZMONEY Toba, Inc.
32.	Value Merger Sub, Inc.

(1)	EZPAWN Texas, Inc. transferred all its assets to Texas EZPAWN, L.P., a Texas limited partnership, of which EZPAWN Holdings, Inc., formerly EZPAWN Texas, Inc. is the limited partner, and Texas EZPAWN Management, Inc. is the sole general partner and holds a certificate of authority to conduct business in Texas.

(2)	EZMONEY Management, Inc. formerly known as EZPAWN Kansas, Inc. (3) EZMONEY Holdings, Inc. formerly known as EZPAWN South Carolina, Inc.

(4)	EZMONEY Management, Inc. is the general partner of Texas PRA Management, L.P. and EZMONEY Holdings, Inc. is the limited partner of Texas PRA Management, L.P.

(5)	Payday Loan Management, Inc. is the general partner of Texas EZMONEY, L.P. and EZMONEY Holdings, Inc. is the limited partner of Texas EZMONEY, L.P.